UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014 (March 4, 2014)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

Arkansas Best Corporation (Nasdaq: ABFS) (the “Company”) is making a presentation at an investor conference on March 4, 2014.  The Company is providing the following update on the most recent information related to the Company’s first quarter 2014 financial results and business trends.  ABF Freight System, Inc. (“ABF Freight”) is the largest subsidiary of the Company.

ABF Freight’s financial metrics and business trends for first quarter 2014, through the end of February 2014:

•                  ABF Freight’s billed revenue increased by 3% to 4% above last year’s level

•                  Without the effects of weather, ABF Freight’s billed revenue would have been expected to increase by 6% to 7%

•                  ABF Freight’s total tonnage increased by 2% to 3% above last year’s level

•                  Without the effects of weather, ABF Freight’s total tonnage would have been expected to increase by 5% to 6%

•                  The estimated negative impact of weather on ABF Freight’s expected operating income for the full month of February 2014 was approximately $4 million.  Previously the Company stated that the estimated negative impact of weather on ABF Freight during the first ten days of February was approximately $1 million.

•                  The Company also previously stated that the estimated negative impact of weather on ABF Freight’s expected operating income for the full month of January 2014 was approximately $6 million.

•                  Therefore, in total for first quarter 2014, through the end of February 2014, the negative impact of weather on ABF Freight’s expected operating income was approximately $10 million.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	March 4, 2014	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary